biovie

April 08, 2020

Acuitas Group Holdings, LLC
2120 Colorado Ave.
Suite 230
Santa Monica, CA 90404

Attention: Terren Peizer

Dear Mr. Peizer:

Reference is hereby made to our letter agreement dated February 10, 2020 (this "Extension Agreement") regarding the following documents: (i) that certain Securities Purchase Agreement, dated July 3, 2018, by and among BioVie Inc., a Nevada corporation ("BioVie"), Acuitas Group Holdings, LLC ("Acuitas"), and the other purchasers identified on the signature pages thereto (the "Initial Securities Purchase Agreement"), (ii) that certain letter agreement dated June 24, 2019 between BioVie and Acuitas (the "Letter Agreement"), and (iv) that certain Securities Purchase Agreement, dated September 24, 2019 between BioVie and Acuitas (the "Bridge Securities Purchase Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Original Securities Purchase Agreement or the Bridge Securities Purchase Agreement, as applicable.

The purpose of this letter agreement is to confirm the further continued effectiveness of the conditional waivers under the Extension Agreement until July 31, 2020 accordingly in consideration of the foregoing, the covenants and agreements herein contained, other valuable consideration (the receipt of which is hereby acknowledged) and intending to be legally bound hereby, BioVie and Acuitas hereby agree that all references to April 30, 2020 in the Extension Agreement shall be modified to refer to July 31, 2020.

Kindly acknowledge your acceptance of this Letter Agreement by executing in the space provided below.

Sincerely,

BIOVIE INC.

By: ______________________
Name: Jonathan Adams
Title: President and Chief Operating Officer

Acknowledged and agreed:

ACUITAS GROUP HOLDINGS, LLC

By: ______________________
Name: Terren S. Peizer
Title: Managing Member